Exhibit 28(o)(2)

SSGA FUNDS

STATE STREET MASTER FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

POWER OF ATTORNEY

The undersigned Trustee of SSGA Funds, State Street Master Funds and State Street Institutional Investment Trust (the “Trusts”) hereby constitutes and appoints Chad Hallett, Ann Carpenter, Bruce Rosenberg, Joshua Weinberg, Esq., Andrew DeLorme, Esq., David James, Esq., Kristin Schantz, Esq., Jesse Hallee, Esq., and Khimmara Greer, Esq., and each of them with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by any of the Trusts or their affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trusts or their affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky law and/or corporate/trust laws of any state or other jurisdiction, the Commodity Futures Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Trusts have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trusts concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 8th day of August 2016.

SIGNATURE	TITLE

/s/ Michael A. Jessee	Trustee
Michael A. Jessee

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